Exhibit 99.(j)(15)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 23, 2010, relating to the financial statements and financial highlights which appear in the October 31, 2010 Annual Report to Shareholders of the PowerShares Exchange-Traded Fund Trust II, as listed in Appendix A to this consent, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights” and “Miscellaneous Information” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

February 25, 2011

Appendix A

PowerShares Exchange-Traded Fund Trust II

Autonomic

PowerShares Ibbotson Alternative Completion Portfolio

PowerShares RiverFront Tactical Balanced Growth Portfolio

PowerShares RiverFront Tactical Growth & Income Portfolio

CEF Income Composite

PowerShares CEF Income Composite Portfolio

Fixed Income

PowerShares 1-30 Laddered Treasury Portfolio

PowerShares Build America Bond Portfolio

PowerShares Emerging Markets Sovereign Debt Portfolio

PowerShares Fundamental High Yield Corporate Bond Portfolio

PowerShares Insured California Municipal Bond Portfolio

PowerShares Insured National Municipal Bond Portfolio

PowerShares Insured New York Municipal Bond Portfolio

PowerShares International Corporate Bond Portfolio

PowerShares Preferred Portfolio

PowerShares VRDO Tax-Free Weekly Portfolio

International

PowerShares DWA Developed Markets Technical Leaders Portfolio

PowerShares DWA Emerging Markets Technical Leaders Portfolio

PowerShares Dynamic Developed International Opportunities Portfolio

PowerShares Emerging Markets Infrastructure Portfolio

PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio

PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio

PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio

PowerShares FTSE RAFI Emerging Markets Portfolio

PowerShares Global Agriculture Portfolio

PowerShares Global Clean Energy Portfolio

PowerShares Global Coal Portfolio

PowerShares Global Gold and Precious Metals Portfolio

PowerShares Global Nuclear Energy Portfolio

PowerShares Global Steel Portfolio

PowerShares Global Water Portfolio

PowerShares Global Wind Energy Portfolio

PowerShares MENA Frontier Countries Portfolio

S&P

PowerShares S&P SmallCap Materials Portfolio

PowerShares S&P SmallCap Consumer Discretionary Portfolio

PowerShares S&P SmallCap Consumer Staples Portfolio

PowerShares S&P SmallCap Energy Portfolio

PowerShares S&P SmallCap Financials Portfolio

PowerShares S&P SmallCap Health Care Portfolio

PowerShares S&P SmallCap Industrials Portfolio

PowerShares S&P SmallCap Information Technology Portfolio

PowerShares S&P SmallCap Utilities Portfolio